Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Advised Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for Advised Portfolios for the period ended December 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Advised Portfolios for the stated period.

/s/ Christopher E. Kashmerick Christopher E. Kashmerick President, Trust for Advised Portfolios	/s/ Russel B. Simon Russell B. Simon Treasurer, Trust for Advised Portfolios
Dated: March 7, 2018	Dated: March 7, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Trust for Advised Portfolios for purposes of Section 18 of the Securities Exchange Act of 1934.